                                                        Washington, D.C. 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                                  PURSUANT TO SECTION 13 OR 15(d) OF
                                                  THE SECURITIES EXCHANGE ACT OF 1934

                                     Date of Report (Date of earliest event reported): May 1, 2003

                                              American Skandia Life Assurance Corporation
                                          (Exact Name of Registrant as Specified in Charter)

                                                              Connecticut
                                            (State or Other Jurisdiction of Incorporation)

                            33-44202                                       06-1241288
                  (Commission File Number)           (IRS Employee Identification No.)

                  One Corporate Drive
                  Shelton, Connecticut                                          06484
         (Address of Principal Executive Offices)                     (Zip Code)

         Registrant's telephone number, including area code:  (203) 926-1888

                                                                 Not Applicable
                                          Former name or former address, if changed since last report

Item 1.   CHANGES IN CONTROL OF REGISTRANT.

On December 20, 2002, Prudential Financial, Inc. (the "Company") announced that it had entered into a definitive Stock Purchase
Agreement, dated as of December 19, 2002 (the "Stock Purchase Agreement"), with Skandia Insurance Company Ltd., an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), pursuant to which the Company will acquire (directly or through subsidiaries) Skandia U.S. Inc., a Delaware corporation ("Skandia U.S."), from Skandia.  On May 1, 2003, the first step of the sale was completed.

Under the terms of the Stock Purchase Agreement, the Company initially acquired shares representing approximately 90% of Skandia U.S.
common stock.  The remaining approximately 10% of Skandia U.S. common stock are subject to a put/call arrangement under which the
Company has the right to acquire the remaining shares (at an agreed price) beginning 30 days following the end of the calendar quarter in which the closing occurs and Skandia has the right to require the Company to purchase such shares at a higher price beginning 30 days later.

The total consideration payable in the transaction, following purchase price adjustments, is a cash purchase price of $1.161 billion
(reflecting the original purchase price of $1.15 billion plus the receipt by Skandia of proceeds of sales of operations not purchased by the Company, minus an amount reflecting Skandia's repayment of certain indebtedness) and assumption of a $35 million liability, which was originally estimated to be $115 million.

Skandia U.S. is the sole shareholder of American Skandia, Inc. ("ASI"), who is the parent company of American Skandia Life Assurance
Corporation.

Item 9.  REGULATION FD DISCLOSURE.

The Company is furnishing a copy of the press release related to the transaction described in Item 1, dated May 1, 2003, as Exhibit
99.1 hereto.

                                                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              AMERICAN SKANDIA LIFE
                                                              ASSURANCE CORPORATION
                                                                               (Registrant)

                                                                /s/ Timothy P. Harris
Date:    May 1, 2003                        By:
                                                              Timothy P. Harris, Corporate Secretary